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                                                                    Exhibit 23.7


                 [Letterhead of Hoefer & Arnett, Incorporated]




                    CONSENT OF HOEFER & ARNETT, INCORPORATED


     We consent to the inclusion in the Westamerica Bancorporation and North Bay Bancorp Registration Statement/Proxy Statement on Form S-4, and any amendments thereto, of our Fairness Opinion, and reference to our names and the statements with respect to us, as appearing under the heading "Opinions of North Bay's Financial Advisors."


San Francisco, California
January 24, 1995

                                       Hoefer & Arnett, Incorporated



                                       By:  /s/ Murray G. Bodine
                                            -----------------------------------